UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2016

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors (the “Board”) of the Company reports with sadness the death of Douglas C. Arthur on August 25, 2016.  Mr. Arthur was a longtime member of the Board and served on its Audit and Nominating and Corporate Governance Committees. He also held the positions of Vice Chairman and Lead Independent Director.

On September 1, 2016, the Board appointed John W. Flora to the Audit Committee of the Board, and Tracy Fitzsimmons was appointed to the Nominating and Corporate Governance Committee of the Board. The Board also appointed Dr. Fitzsimmons to the positions of Vice Chairman of the Board and Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY (Registrant)

Date: September 1, 2016	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President – Legal and General Counsel
(Duly Authorized Officer)